                                                                      EXHIBIT 12

                         CERTIFICATE OF SOLE SHAREHOLDER

          Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury U.S. Small Cap Growth Fund, a series of Mercury Asset Management Funds, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                             FUND ASSET MANAGEMENT, LP

                                             By:  PRINCETON SERVICES, INC.
                                             GENERAL PARTNER


                                             By: /s/ Terry K. Glenn
                                                ------------------------------
Dated: October 18, 1999
      -----------------


   Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc.

--------------------------------------------------------------------------------------------
  Number of Class I     Number of Class A      Number of Class B        Number of Class C
        Shares                 Shares                Shares                   Shares

--------------------------------------------------------------------------------------------
        2,500                  2,500                 2,500                    2,500
--------------------------------------------------------------------------------------------